EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of Baby Universe Incorporated (the “Company”) of our report dated June 13, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Lieberman & Associates, P.A.

Miami, Florida
June 14, 2005